                                                                    EXHIBIT 99.1


                              MID-STATE TRUST VIII
                            7.791% ASSET-BACKED BONDS
                         ANNUAL STATEMENT TO BONDHOLDERS

                                                      MAY 3, 2000 - MAY 31, 2000

==================================================================================================================================
                                        Original          Beginning                                                    Ending
                       Certificate     Certificate       Certificate                                      Total      Certificate
  Class       Cusip        Rate          Balance           Balance         Interest      Principal    Distribution     Balance
----------------------------------------------------------------------------------------------------------------------------------
    A       595497AA6     7.791%     386,500,000.00     386,500,000.00   2,509,351.25   6,434,946.74  8,944,297.99  380,065,053.26
Factors per                                                                6.49250000    16.64928005   23.14178005    983.35071995
Thousand
----------------------------------------------------------------------------------------------------------------------------------
  TOTALS                             386,500,000.00     386,500,000.00   2,509,351.25   6,434,946.74  8,944,297.99  380,065,053.26
----------------------------------------------------------------------------------------------------------------------------------





==================================================================================================================================

FIRST UNION NATIONAL BANK                                        ROBERT ASHBAUGH
Structured Finance Trust Services                                 VICE PRESIDENT
401 South Tryon Street, 12th Floor                           PHONE: 704-383-9568
Charlotte, North Carolina  28288-1179                          FAX: 704-383-6039

                              MID-STATE TRUST VIII
                            7.791% ASSET-BACKED BONDS
                         ANNUAL STATEMENT TO BONDHOLDERS

                                                      MAY 3, 2000 - MAY 31, 2000

====================================================================================================================================

                       SCHEDULE OF REMITTANCE                                             COLLATERAL INFORMATION
Collections as of the end of the Related Due Period    9,043,488.45     Aggregate Beginning Economic Balance of Loans 414,960,221.14
Investment Earnings                                        8,818.98     Aggregate Ending Economic Balance of Loans    412,978,122.05
                                                                        Overcollateralization Amount                   32,913,068.79
AVAILABLE FUNDS                                        9,052,307.43     Cumulative Actual Net Economic Losses             112,708.23
                                                      =============
                                                                        Minimum Target Overcollateralization           41,496,022.11
                                                                        Optimal Principal Amount                        6,434,946.74
                                                                        Issuer Release                                             -
FEES
Servicer Fee                                             208,477.00
Trustee Fee                                               10,176.63
Standby Servicer Fee                                       1,207.81
AMBAC Fee                                                 96,625.00
Owner Trustee Fee                                              0.00
CT Corporation                                                 0.00
Carlton Fields                                                 0.00
                         TOTAL:                          108,009.44



====================================================================================================================================

FIRST UNION NATIONAL BANK                                        ROBERT ASHBAUGH
Structured Finance Trust Services                                 VICE PRESIDENT
401 South Tryon Street, 12th Floor                           PHONE: 704-383-9568
Charlotte, North Carolina  28288-1179                          FAX: 704-383-6039

                              MID-STATE TRUST VIII
                            7.791% ASSET-BACKED BONDS
                         ANNUAL STATEMENT TO BONDHOLDERS

                                                      MAY 3, 2000 - MAY 31, 2000

=============================================================================================================

                                                 ------------------------------------------------------------
                                                       DELINQUENT INFOR.         # LOANS        AMOUNT
                                                 ------------------------------------------------------------
                                                 Delinquent 0-30 Days             9187      942,010,139.43
------------------------------------------
 Outstanding Balance     $ 412,978,122.05        Delinquent 31-60 Days             141       12,977,712.41
------------------------------------------
     # Accounts              9,483               Delinquent 61-90 Days              52        5,175,370.49
------------------------------------------
                                                 Delinquent 91+ Days               103        9,108,653.86
                                                 Loans in Foreclosure, Bankruptcy *124        4,754,482.64
                                                 REO Property                        2          114,822.03
                                                 ------------------------------------------------------------

                                                 * figures included in above Delinquency numbers





=============================================================================================================

FIRST UNION NATIONAL BANK                                        ROBERT ASHBAUGH
Structured Finance Trust Services                                 VICE PRESIDENT
401 South Tryon Street, 12th Floor                           PHONE: 704-383-9568
Charlotte, North Carolina  28288-1179                          FAX: 704-383-6039